As filed with the Securities and Exchange Commission on May 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADMINISTAFF, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0479645
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas	77339-3802
(Address of Principal Executive Offices)	(zip code)

ADMINISTAFF, INC. 2001 INCENTIVE PLAN
(Full title of the plan)

Daniel D. Herink
Senior Vice President, Legal, General Counsel and Secretary
Administaff, Inc.
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
(281) 358-8986
(Name, address and telephone number, including area code, of agent for service)

copy  to:

Kelly B. Rose
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002
(713) 229-1796

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common stock, par value $.01 per share (2)(3)	1,000,000 shares	$28.77	$28,770,000	$1,605.37

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock of Administaff, Inc. reported on the New York Stock Exchange Composite Tape on May 5, 2009.

(2)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the Administaff, Inc. 2001 Incentive Plan as a result of stock splits, stock dividends or similar transactions.

(3)
Includes associated preferred stock purchase rights.  No separate consideration is payable for the preferred stock purchase rights.  Therefore, the registration fee for such securities is included in the registration fee for the common stock.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,000,000 shares of common stock of Administaff, Inc. (the “Company”) issuable pursuant to the Administaff, Inc. 2001 Incentive Plan, as amended and restated on February 12, 2009 (the “Plan”).  The Board of Directors of the Company recommended for approval and, on May 5, 2009, the stockholders approved an amendment to the Plan which, among other things, increased the number of shares available for issuance under the Plan from 2,900,000 to 3,900,000.  The contents of the Registration Statements on Form S-8 (Nos. 333-140602 and 333-66344) relating to the Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.		Description

4.1	—	Certificate of Incorporation of Administaff, Inc. (incorporated by reference to Exhibit 3.1 to Administaff, Inc.’s Registration Statement on Form S-1 (No. 33-96952)).

4.2	—	Amended and Restated Bylaws of Administaff, Inc. dated November 13, 2007 (incorporated by reference to Exhibit 3.1 to Administaff, Inc.’s Current Report on Form 8-K filed on November 16, 2007).

4.3	—	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Administaff, Inc.’s Registration Statement on Form S-1 (No. 33-96952)).

4.4	—
Rights Agreement dated as of November 13, 2007 between Administaff, Inc. and Mellon Investor Services, LLC, as Rights Agent (the “Rights Agreement”) (incorporated by reference to Exhibit 4.1 to Administaff, Inc.’s Current Report on Form 8-K filed on November 16, 2007).

4.5	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Administaff, Inc. dated February 4, 1998 (incorporated by reference to Exhibit A to the Rights Agreement).

4.6	—	Form of Rights Certificate (incorporated by reference to Exhibit B to the Rights Agreement).

4.7	—
Amended and Restated Administaff, Inc. 2001 Incentive Plan (incorporated by reference to Appendix A to Administaff, Inc.’s definitive proxy statement on Schedule 14A filed on March 18, 2009 (No. 1-13998)).

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (incorporated by reference to Exhibit 24.1 to Administaff, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 6, 2009.

ADMINISTAFF, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President, Legal,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on May 6, 2009.

/s/ Paul J. Sarvadi	Chairman of the Board, Chief Executive Officer and
Paul J. Sarvadi	Director
(Principal Executive Officer)

/s/ Richard G. Rawson	President and Director
Richard G. Rawson

/s/ Douglas S. Sharp	Senior Vice President, Finance, Chief Financial Officer
Douglas S. Sharp	and Treasurer (Principal Financial Officer)

Director
Michael W. Brown

*	Director
Jack M. Fields, Jr.

*	Director
Dr. Eli Jones

*	Director
Paul S. Lattanzio

*	Director
Gregory E. Petsch

*	Director
Austin P. Young

*By:	/s/ Daniel D. Herink
Daniel D. Herink
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description

4.1	—	Certificate of Incorporation of Administaff, Inc. (incorporated by reference to Exhibit 3.1 to Administaff, Inc.’s Registration Statement on Form S-1 (No. 33-96952)).

4.2	—	Amended and Restated Bylaws of Administaff, Inc. dated November 13, 2007 (incorporated by reference to Exhibit 3.1 to Administaff, Inc.’s Current Report on Form 8-K filed on November 16, 2007).

4.3	—	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Administaff, Inc.’s Registration Statement on Form S-1 (No. 33-96952)).

4.4	—
Rights Agreement dated as of November 13, 2007 between Administaff, Inc. and Mellon Investor Services, LLC, as Rights Agent (the “Rights Agreement”) (incorporated by reference to Exhibit 4.1 to Administaff, Inc.’s Current Report on Form 8-K filed on November 16, 2007).

4.5	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Administaff, Inc. dated February 4, 1998 (incorporated by reference to Exhibit A to the Rights Agreement).

4.6	—	Form of Rights Certificate (incorporated by reference to Exhibit B to the Rights Agreement).

4.7	—
Amended and Restated Administaff, Inc. 2001 Incentive Plan (incorporated by reference to Appendix A to Administaff, Inc.’s definitive proxy statement on Schedule 14A filed on March 18, 2009 (No. 1-13998)).

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (incorporated by reference to Exhibit 24.1 to Administaff, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).

* Filed herewith